Exhibit 10.13

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

SUPPLY & SERVICE AGREEMENT

by and between

ILLUMINA, INC.

and

PROGENITY, INC.

Effective as of November 26, 2014

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

TABLE OF CONTENTS

I.	DEFINITIONS	1

II.	GOVERNING TERMS; SUPPLIED PRODUCTS AND PRICING	4

2.1.	Exclusive Governing Terms	4
2.2.	Supplied Products; Pricing	5
2.3.	Initial Purchase Commitment	5

III.	USE RIGHTS FOR SUPPLIED PRODUCTS	5

3.1.	Authorized Uses of Supplied Products	5
3.2.	Limitations on Customer Use; Excluded Activities	6

IV.	INTELLECTUAL PROPERTY RIGHTS; REGULATORY	7

4.1.	Core IP and Application Specific IP	7
4.2.	Other IP	7
4.3.	All Rights Reserved	7
4.4.	Supplied Products	7
4.5.	Regulatory Approvals
4.6.	Regulatory Appropriate Product	8
4.7.	Manufacturing Operations	8
4.8.	Recalls and Seizures	8

V.	TG CONSUMABLES - ADDITIONAL TERMS AND CONDITIONS	8

5.1.	Expiry Date; Single Lot Shipments/ Kit Lot Testing for TG Consumables	8
5.2.	Forecasts for TG Consumables	9
5.3.	TG Consumable Lead Time	9
5.4.	Payment Instead of Taking TG Consumable	9
5.5.	Availability of TG Version	9
5.6.	Temporary Consumables	9
5.7.	Discontinuation/Changes to Certain TG Consumables	9

VI.	PURCHASING; PAYMENT; DELIVERY	10

6.1.	Purchase Orders; Acceptance; Cancellation	10
6.2.	Shipping Terms; Title and Risk of Loss; Ship Date Changes	10
6.3.	TG Consumable Ship Schedule	10
6.4.	Invoices; Payment; Taxes	11

VII.	PRODUCT WARRANTIES; REPRESENTATIONS AND FORWARD-LOOKING COVENANTS	11

7.1.	Illumina Warranty for Supplied Products	11
7.2.	Additional Representations and Warranties of Illumina	12
7.3.	Exclusions from Warranty Coverage	12
7.4.	Sole Remedy	12
7.5.	Procedure	13
7.6.	Third Party Goods	13
7.7.	Limited Warranties	13

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

VIII.	CONFIDENTIAL INFORMATION	13

8.1.	Confidential Information; Confidentiality	13
8.2.	Exceptions	13
8.3.	Authorized Disclosures	14
8.4.	Injunctive Relief	14
8.5.	Disclosure of Agreement	14

IX.	LIMITATIONS OF LIABILITY; DISCLAIMERS; REPRESENTATIONS	14

9.1.	Limitation of Liability	14
9.2.	Customer Agreements	15

X.	INDEMNIFICATION; INSURANCE	15

10.1.	Indemnity	15
10.2.	Insurance	18

XI.	TERM AND TERMINATION	18

11.1.	Term	18
11.2.	Early Termination	18
11.3.	Right to Cease Delivery	19
11.4	Survival of Obligations	19

XII.	ADDITIONAL TERMS AND CONDITIONS	20

12.1.	Governing Law; Jurisdiction	20
12.2.	Illumina Affiliates; Rights of Third Parties	20
12.3.	Legal Compliance	20
12.4.	Severability; No Waiver; Rights and Remedies	20
12.5	Assignment	20
12.6.	Export	20
12.7.	Notices	21
12.8.	Force Majeure	21
12.9.	Entire Agreement; Amendment; Waiver	21
12.10.	Relationship of the Parties	21
12.11.	Publicity; Use of Names or Trademarks	22
12.12.	Headings; Interpretation; Miscellaneous	22
12.13.	Counterparts	22
12.14.	Further Assurance; Costs	22

ii

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SUPPLY AGREEMENT

This Supply and Service Agreement (the “Agreement”) is effective as of the date of last signature found below (the “Effective Date”) between Illumina, Inc., a Delaware corporation having a place of business at 5200 Illumina Way, San Diego, CA 92122 (“Illumina”) and Progenity, Inc., having a place of business at 4330 La Jolla Village Drive, Suite 200, San Diego, CA 92122 (“Customer”). Customer and Illumina may be referred to herein as “Party” or “Parties.”

I. DEFINITIONS

1.1.    “Affiliate(s)” means with respect to a Party, any entity that, directly or indirectly, controls, is controlled by or is under common control with such Party for so long as such control exists. For purposes of this definition, an entity has control of another entity if it has the direct or indirect ability or power to direct or cause the direction of management policies of such other entity or otherwise direct the affairs of such other entity, whether through ownership of the voting securities of such other entity, by contract or otherwise.

1.2.    “Agreement” has the meaning set forth in the preamble.

1.3.    “Application Specific IP” means any and all Illumina Intellectual Property Rights to the extent pertaining to or covering aspects or features of the Supplied Product (or use thereof) only with regard to (i.e., that are particular to) specific field(s) of use or specific application(s). Application Specific IP excludes all Core IP. By way of non-limiting example, to the extent Illumina Intellectual Property Rights relate to [***] those Illumina Intellectual Property Rights are Application Specific IP.

1.4.     “Base Hardware Warranty” has the meaning set forth in Section 7.1(b)(1).

1.5.     “Changed Components” has the meaning set forth in Section 5.7(a).

1.6.    “Claim” has the meaning set forth in Section 10.1(a)(i).

1.7.    “Clinical Use” means testing of human samples and specimens with Customer’s own Laboratory Developed Tests in a clinical laboratory, for all clinical applications, specifically excluding [***].

1.8.    “Collection Territory” means the country or countries from which samples and specimens may be collected for testing by Customer [***]. The Collection Territory is [***].

1.9.    “Competitor Entity” has the meaning set forth in Section 12.5 (Assignment).

1.10.    “Complete Change” has the meaning set forth in Section 5.7(a).

1.11.    “Confidential Information” has the meaning set forth in Section 8.1.

1.12.    “Consumable(s)” means reagents and consumable items that are offered for sale under, purchased under, supplied under or otherwise governed by the terms and conditions of this Agreement and that are intended by Illumina for use with, and are to be consumed through the use of, Hardware and Existing Hardware. The Consumables that may be purchased under this Agreement as of the Effective Date are set forth in Exhibit A, Part 2. Consumables are either TG Consumables or non-TG Consumables (including Temporary Consumables), or custom (i.e., made by Illumina to specifications or designs provided to Illumina by, or on behalf of, Customer). All references in this Agreement to Consumables means both TG Consumables and Non-TG Consumables unless specified otherwise in this Agreement.

1.13.    “Core IP” means any and all Illumina Intellectual Property Rights to the extent pertaining to or covering aspects or features of the Supplied Product (or use thereof) without regard to (i.e., not particular to) any specific field(s) of use or specific application(s). To avoid any doubt, and without limitation, Core IP specifically excludes Illumina Intellectual Property Rights to the extent particular to [***], including without limitation [***].

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1.14.    “Customer” has the meaning set forth in the preamble.

1.15.    “Customer Indemnitee” has the meaning set forth in Section 10.1(a)(i).

1.16.    “Customer Use” means Clinical Use, NIPT Use, and Research Use.

1.17.    “Disclosing Party” has the meaning set forth in Section 8.1.

1.18.    “Discontinued Consumable” has the meaning set forth in Section 5.7(a).

1.19.    “Documentation” means Illumina’s user manual, package insert, and similar documentation, for the Supplied Product in effect on the date that the Supplied Product ships. Documentation may contain additional terms and conditions (which are hereby incorporated into this Agreement by reference) and may be provided (including by reference to a website) with the Supplied Product at the time of shipment or may be provided electronically by Illumina.

1.20.    “Excluded Activities” means any use and all uses of a Supplied Product that (A) is/are not in accordance with the Supplied Product’s Specifications or Documentation, (B) [***], (C) is/are re-use(s) of a previously used Consumable except to the extent the Specifications or Documentation for the applicable Consumable expressly states otherwise, (D) is/are the disassembling, reverse-engineering, reverse-compiling, or reverse-assembling of the Supplied Product, (E) is/are the separation, extraction, or isolation of components of Consumables or other unauthorized analysis of the Consumables, (F) gains access to or determines the methods of operation of the Supplied Product, (G) is/are the use of third party On-Hardware Consumables with Hardware (unless the Specifications or Documentation state otherwise), (H) is/are the transfer to a third party of, or sub-licensing of, Software or third party software (including to an Affiliate of Customer), or (I) is/are the use of the Supplied Products in a facility not owned by, leased by, or otherwise under the contractual control of Customer.

1.21.    “Excluded Claim” has the meaning set forth in Section 10.1(b)(vii).

1.22.    “Existing Hardware” means those Illumina instruments, accessories, or peripherals that Customer purchased from Illumina prior to the Effective Date. In the event of any conflict between the original supply terms for Existing Hardware and the terms and conditions of this Agreement, the terms and conditions of this Agreement shall supersede and govern Customer’s use of the Existing Hardware, subject to Section 7.1 regarding warranty for Existing Hardware.

1.23.    “Fetal Chromosomal Abnormalities” means [***].

1.24.    “Force Majeure” is defined in Section 12.8.

1.25.    “Hardware” means instruments, accessories or peripherals that are offered for sale under, purchased under, supplied under or otherwise governed by the terms and conditions of this Agreement. The Hardware that may be purchased under this Agreement as of the Effective Date is set forth in Exhibit A, Part 1.

1.26.    “Illumina” has the meaning set forth in the preamble.

1.27.    “Illumina Indemnitee” has the meaning set forth in Section 10.1(c).

1.28.    “Illumina Infringement Claim” has the meaning set forth in Section 10.1(a)(i)(D).

1.29.    “Illumina Intellectual Property Rights” means any and all Intellectual Property Rights owned or controlled (including under license) by Illumina or Affiliates of Illumina as of the date the Supplied Product ships. Application Specific IP and Core IP are separate, non-overlapping, subsets within the Illumina Intellectual Property Rights.

1.30.    “Intellectual Property Right(s)” means all rights in patent, copyrights (including rights in computer software), trade secrets, know-how, trademark, service mark and trade dress rights and other industrial or intellectual property rights under the laws of any jurisdiction or any treaty regime (provided the treaty is properly ratified and implemented pursuant to the national laws of the relevant country), whether registered or not and including all applications or rights to apply therefor and registrations thereto.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

1.31.    “Laboratory Developed Test” means a test developed by Customer and performed by Customer in its own laboratory facility, which in the United States is regulated under the Clinical Laboratory Improvement Act (i.e., CLIA).

1.32.    “Law” means all statutes, statutory instruments, regulations, ordinances, or legislation to which a Party is subject; common law and the law of equity as applicable to a Party; binding court orders, judgments or decrees; industry code of practice, guidance, policy or standards enforceable by law; and applicable, directions, policies, guidance, rules or orders made or given by a governmental or regulatory authority.

1.33.    “Metagenomics Testing” means the study of a collection of genetic material from a mixed community of different organisms.

1.34.    “Off-Hardware Consumable” means a reagent or consumable that is used to perform a process or step that is not performed on a sequencing or genotyping instrument in question. Non-limiting examples of Off-Hardware Consumables include [***], which are used to prepare a sample for subsequent processing on Hardware or Existing Hardware.

1.35.    “On-Hardware Consumable” means a reagent or consumable that is used to perform a process on a sequencing or genotyping instrument in question. Non-limiting examples of On-Hardware Consumables supplied under this Agreement are [***], which are used to perform processes on Hardware and Existing Hardware.

1.36.    “NIPT” means non-invasive prenatal testing and includes without limitation gender testing and all testing of nucleic acids of fetal or placental origin present in maternal tissue, including maternal blood and maternal blood components.

1.37.    “NIPT Application Specific IP” means [***] within NIPT Use. For the avoidance of doubt, all Application Specific IP that pertain to NIPT that is/are not within NIPT Use are expressly excluded from NIPT Application Specific IP.

1.38.    “NIPT Test” means any test performed within NIPT Use.

1.39.     “NIPT Use” means the non-invasive prenatal testing of human samples with Customer’s own Laboratory Developed Tests in a clinical laboratory, wherein the testing is [***]. For the avoidance of doubt, (i) [***] is expressly excluded from NIPT Use and not permitted under this Agreement, (ii) [***], and (iii) [***].

1.40.     “Other IP” means any and all Intellectual Property Rights of third parties that is not controlled by Illumina or Affiliates of Illumina to the extent pertaining to or covering aspects or features of the Supplied Product (or use thereof) with regard to any specific field(s) of use or specific application(s). By way of non-limiting example, [***] are examples of Other IP. Other IP excludes all Core IP and Application Specific IP.

1.41.    “Party” and “Parties” has the meaning set forth in the preamble.

1.42.    “Purchase Order” means written purchase orders as defined in Section 6.1.

1.43.    “Recipient Party” has the meaning set forth in Section 8.1.

1.44.    “Regulatory Approvals” means any and all regulatory approvals, licenses, and/or certifications necessary for Customer to use the Supplied Products as intended by Customer for Customer Use.

1.45.    “Regulatory Event” means changes in clinical or regulatory strategy justified by compliance with the requirements of regulatory feedback (whether directed to Illumina, Customer or a Third Party) from any regulatory authority, a change to any statute or regulation governing the Supplied Products, or any significant adverse event or condition relating to the safety or efficacy of a NIPT Test.

1.46.    “Research Use” means internal research, which includes performance of research services provided to third parties, specifically excluding any and all Excluded Activities.

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1.47.    “RUO” has the meaning set forth in Section 4.4.

1.48.    “Service Contract” is the written agreement that governs the provision of service and maintenance for Hardware by Illumina.

1.49.    “Software” means software (including without limitation Hardware operating software, data analysis software) supplied under or otherwise governed by the terms and conditions of this Agreement, regardless of whether it is embedded in or installed on Hardware or provided separately.

1.50.    “Specifications” means Illumina’s written or electronically published (including publication on the Illumina public website) specifications for a Supplied Product in effect for that Supplied Product on the date that the Supplied Product ships.

1.51.    “Substitute Consumable” has the meaning set forth in Section 5.7(a).

1.52.    “Supplied Product(s)” means the Consumables, Hardware, and/or Software that are offered for sale under, purchased under, supplied under or otherwise acquired under and governed by the terms and conditions of this Agreement.

1.53.    “Temporary Consumable(s)” means Non-TG Consumables that Illumina has authorized (in writing, including in this Agreement) Customer to purchase under this Agreement and use for Clinical Use and/or NIPT Use, as well as Research Use.

1.54.     “Term” means the term of this Agreement as defined in Section 11.1.

1.55.    “Territory” means the country or countries in which Customer may use the Supplied Products. The Territory is [***].

1.56.    “Test Fee” is defined on Exhibit B.

1.57.    “TG Consumables” means those Consumables that are designated with the pre-fix “TG” in their catalogue number.

1.58.    “Upgraded Components” means Illumina-provided components, modifications, or enhancements to Hardware that was acquired by Customer prior to the date Illumina provides the applicable components, modifications, or enhancements.

II. GOVERNING TERMS; SUPPLIED PRODUCTS AND PRICING

2.1.    Exclusive Governing Terms. This Agreement (together with the applicable Documentation and Specifications) exclusively governs the ordering, purchase, supply, and use of Supplied Products and Illumina’s provision of services (other than Service Contracts), and its terms shall prevail and override any conflicting and/or additional terms (including terms purported to amend such terms) contained in any purchase orders, invoices or similar documents, which are hereby rejected and shall be null and void. Failure of Illumina or Customer to object to any such conflicting and/or additional terms shall not constitute a waiver by Illumina or Customer, nor constitute acceptance by Illumina or Customer of such terms. All of Customer’s purchases of products from Illumina shall be made under this Agreement. Customer shall notify Illumina if it desires to purchase a product that is not listed on Exhibit A, and the Parties will negotiate an appropriate amendment to add the product(s) to Exhibit A. The conditions, requirements, exclusions and restrictions on Supplied Product use and other activities set forth in this Agreement are bargained for conditions of sale and, therefore, control the sale of such Supplied Products and the rights in and to Supplied Products conferred upon Customer at purchase. For the avoidance of doubt, this Agreement is made with and is personal to Customer and the rights and obligations regarding purchase and supply do not extend to Affiliates of Customer or any other Third Party, except in the event of an authorized assignment in accordance with Section 12.5 of this Agreement.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

2.2.    Supplied Products; Pricing.

a.    Supplied Products. The Supplied Products and any applicable Service Contracts, along with pricing and [***] are set forth on Exhibit A. [***]. If no price for a Supplied Product or Service Contract is set forth in Exhibit A, then the Parties will agree to the price [***]. All prices and amounts payable under this Agreement shall be in $US.

b.    Service Contract. Customer shall, throughout the Term, purchase and maintain the minimum of an Advantage level Service Contract on each unit of Hardware (including Existing Hardware) that Customer uses for NIPT Use.

c.    Test Fee. Exhibit B sets forth the Test Fee and audit rights that are applicable to use of the Supplied Products for NIPT Use.

d.    Exclusivity. In exchange for [***] under this Agreement, Customer agrees to exclusively use only Illumina [***] and Instruments for [***] performed by Customer during the Term. Customer acknowledges and agrees that to be compliant with the exclusivity terms herein, it must use [***] purchased under this Agreement when performing NIPT Tests during the Term.

2.3.    Initial Purchase Commitment; Minimum Purchase Commitment.

a.    Initial Purchase Commitment. Exhibit C sets forth the initial Purchase Order that Customer shall submit under this Agreement, within five (5) days after the Effective Date, and that includes Customer’s obligation to purchase [***].

b.    Minimum Purchase Commitment. Beginning in the third calendar quarter after the calendar quarter in which Customer launches an NIPT Test, Customer shall purchase and take delivery of [***] Consumables during each calendar quarter of this Agreement during the Term. Such amount is based upon [***].

2.4.    Territory. Upon Customer request, Illumina shall negotiate in good faith with Customer to agree on terms related to expansion of the Territory to include [***]. Customer acknowledges that pricing and regulatory considerations for Supplied Products vary among countries and such variations (and any benefits afforded Customer for its aggregate purchase of Supplied Products throughout the Territory) will be reflected in any amendments to this Agreement that expand the Territory.

III. USE RIGHTS FOR SUPPLIED PRODUCTS

3.1.    Authorized Uses of Supplied Products.

a.    Research Use Rights. Subject to the terms and conditions of this Agreement, Customer’s purchase of each unit of Supplied Product under this Agreement confers upon Customer [***] to use that unit of Supplied Product for Research Use in Customer’s facility in the Territory solely in accordance with the terms and conditions pertaining to Supplied Products that are set forth in this Agreement (including in Documentation and Specifications). The Parties agree that the preceding sentence is designed to and does alter the effect of the exhaustion of patent rights that would otherwise result if the sale was made without restriction.

b.    Clinical Use Rights. Subject to the terms and conditions of this Agreement, Customer’s purchase of each unit of TG Consumable and Temporary Consumable under this Agreement confers upon Customer [***] to use that unit of TG Consumable or Temporary Consumable with Hardware and Software for Clinical Use in Customer’s facility in the Territory, [***], solely in accordance with the terms and conditions pertaining to Supplied Products that are set forth in this Agreement (including in Documentation and Specifications). The Parties agree that the preceding sentence is designed to and does alter the effect of the exhaustion of patent rights that would otherwise result if the sale was made without restriction.

c.    NIPT Use Rights. Subject to the terms and conditions of this Agreement, including payment of a Test Fee, Customer’s purchase of each unit of TG Consumable and Temporary Consumable under this Agreement confers upon Customer [***] to use that unit of TG Consumable or Temporary Consumable with Hardware and Software for NIPT Use in Customer’s facility in the Territory, [***], and only in accordance with all terms and conditions pertaining to Supplied Products that are set forth in this Agreement (including in Documentation and Specifications). The Parties agree that the preceding sentence is designed to and does alter the effect of the exhaustion of patent rights that would otherwise result if the sale was made without restriction.

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d.    Software. Subject to the terms and conditions of this Agreement, Customer has the right to use Software solely in connection with Hardware, Existing Hardware and Consumables for (i) Research Use in Customer’s facility in the Territory, and (ii) for Clinical Use and/or NIPT Use in Customer’s facility in the Territory, only on specimens collected from the Collection Territory, and in both of the preceding (i) and (ii) only in accordance with the use rights set forth in this Section 3.1 and any applicable end-user license agreement. All Software is licensed, not sold, to Customer, is non-transferable, non-sublicensable, and may be subject to additional terms set forth in the end user license agreement. With respect to Software, references in this Agreement to “purchase” or “sale” of Supplied Products (and similar grammatical variations) are understood to mean that Software is licensed under this Agreement and not sold.

e.    Existing Hardware. The rights conferred upon Customer with purchase of Consumables under this Agreement as set forth in Section 3.1(a)-(c) include the right for Customer to use Existing Hardware (and software embedded or installed therein) with those Consumables to the same extent as Customer has the right to use Hardware and Software with Consumables purchased under this Agreement. With respect only to Customer Use rights set forth in Sections 3.1 (a), (b), and (c), including without limitation, the related requirements, restrictions, limitations, and exclusions set forth in this Agreement, reference to Hardware is understood to include Existing Hardware, even if not expressly stated.

3.2.    Limitations on Customer Use; Excluded Activities.

a.    Certain Limitations on Use. Customer agrees that (i) it will not use a Supplied Product for or in any Excluded Activity, (ii) it will not transfer to a third party, or grant a sublicense to, any Software or any third party software (other than as provided in Section 12.5), (iii) it will use the Supplied Products only within the scope of the Illumina Intellectual Property Rights and permitted field of use within Customer Use expressly conferred upon Customer with purchase of each unit of Supplied Product in accordance with Section 3.1 (Authorized Use of Supplied Products), and (iv) Customer is not granted any right under this Agreement to [***].

b.    Consumables; On-Instrument Consumables; Off-Instrument Consumables. Consumables and Hardware were specifically designed and manufactured to operate together. Customer acknowledges and agrees that (i) with respect to Off-Hardware Consumables used with Hardware and Software to perform tests within NIPT Use and Clinical Use, it will exclusively use Consumables, provided that Illumina has an applicable Consumable available for purchase, (ii) with respect to On-Hardware Consumables used with Hardware and Software, it will only use Consumables, (iii) with respect to Clinical Use and NIPT Use the only On-Hardware Consumables it will use with Hardware and Software are TG Consumables or Temporary Consumables, (iv) it will use Non-TG Consumables only for Research Use (except to the extent applicable to Temporary Consumables), and (v) Customer is not granted any right under this Agreement to manufacture, or have manufactured, any reagent, Consumable or substitute therefor, even for use in place of an On-Hardware Consumable, even for its own use.

c.    Illumina Proprietary Information. Customer acknowledges that the contents of and methods of operation of the Supplied Products are proprietary to Illumina and/or its Affiliates and contain or embody trade secrets of Illumina and/or its Affiliates. With respect to [***] that are included in Supplied Products, Customer agrees that it shall only use the same with the Supplied Products.

d.    Documentation. Customer agrees that it will not alter, modify, copy, or remove the Documentation from Customer’s facility, unless expressly permitted to do so in the Documentation or in this Agreement. Permitted copies of the Documentation shall include Illumina’s copyright and other proprietary notices.

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IV. INTELLECTUAL PROPERTY RIGHTS; REGULATORY

4.1.    Core IP and Application Specific IP. Customer’s purchase of Supplied Products under this Agreement confers upon Customer, on a unit by unit basis, only the use rights under Core IP and, to the extent expressly stated, NIPT Application Specific IP, as stated in Section 3.1. As of the Effective Date, the only Application Specific IP that Customer has determined it requires for its intended use of Supplied Products is NIPT Application Specific IP. If Customer requires rights under additional Application Specific IP (whether the requirement is determined by Customer or Illumina), then it will obtain the required rights from Illumina or Customer will discontinue use of Supplied Products in a manner that requires rights to Application Specific IP. Illumina will give good faith consideration to Customer’s request to obtain rights under Application Specific IP. Any future grant by Illumina to Customer of rights to Application Specific IP will be subject to the Parties’ good faith negotiation of the terms under which such rights are to be granted, including consideration, and will be granted, if at all, under a separate written agreement or amendment to this Agreement.

4.2.    Other IP. Customer’s intended use of the Supplied Products may require that it obtain license or other rights to third party Intellectual Property Rights, including Other IP, to use Supplied Products for any and all applications within Customer Use without infringement or misuse of such third party Intellectual Property Rights. It is Customer’s responsibility to ensure that it has or obtains rights to all third party Intellectual Property Rights that are required for Customer to use the Supplied Products for Customer Use without infringement or misuse of such third party Intellectual Property Rights, subject to the limited obligation of Illumina to indemnify Customer for infringement of certain third party Intellectual Property Rights as expressly set forth in Section 10.1.

4.3.    All Rights Reserved.

a.    Customer agrees that any use of Supplied Products outside the scope of rights conferred upon purchase as set forth in Section 3.1 (Authorized Uses of Supplied Products) is a prohibited and unauthorized use. All prohibited and unauthorized uses infringe Illumina Intellectual Property Rights and are expressly excluded from Customer Use. Illumina, on behalf of itself and its Affiliates (and their respective successors and assigns), retains all and does not waive the right to enforce Illumina Intellectual Property Rights and bring suit or proceedings against any person or entity, including Customer (and its Affiliates, and their respective successors, and assigns), with respect to any and all prohibited or unauthorized uses of Supplied Product or Existing Hardware. Customer agrees that actual knowledge by Illumina, Illumina’s Affiliates, or their respective directors, officers, employees, or agents that Customer is using Supplied Product or Existing Hardware in any unauthorized or unpermitted manner, does not (i) waive or otherwise limit any rights under this Agreement or at Law that Illumina, Illumina’s Affiliates or their respective successors and assigns, have to address the unauthorized or unpermitted use, or (ii) grant Customer a license or other right to any Illumina Intellectual Property Right, whether by implication, estoppel, or otherwise. There are no implied rights under this Agreement. For the avoidance of doubt, all Application Specific IP that pertain to [***] are expressly excluded from NIPT Application Specific IP, Customer does not receive any express or implied right to such excluded Application Specific IP, and Illumina reserves all rights, including enforcement rights, to same.

b.    EXCEPT AS EXPRESSLY STATED IN SECTION 3.1 (AUTHORIZED USES OF SUPPLIED PRODUCTS), NO SUBLICENSE OR OTHER RIGHT OR LICENSE UNDER ANY ILLUMINA INTELLECTUAL PROPERTY RIGHTS IS OR ARE GRANTED, EXPRESSLY, BY IMPLICATION, BY ESTOPPEL OR OTHERWISE, UNDER THIS AGREEMENT. SUPPLIED PRODUCTS AND EXISTING HARDWARE MAY BE COVERED BY ONE OR MORE PATENTS IN THE TERRITORY. ILLUMINA DOES NOT REPRESENT, WARRANT, COVENANT OR UNDERTAKE THAT USE OF SUPPLIED PRODUCT FOR ANY OR ALL APPLICATIONS WITHIN CUSTOMER USES WILL NOT INFRINGE OR BE A MISUSE OF APPLICATION SPECIFIC IP (EXCEPT TO THE EXTENT RIGHTS UNDER NIPT APPLICATION SPECIFIC IP ARE CONFERRED UPON PURCHASE) OR THIRD PARTY INTELLECTUAL PROPERTY RIGHTS, INCLUDING OTHER IP, AND EXPRESSLY DISCLAIMS AND EXCLUDES ANY STATEMENT OR IMPLICATION OTHERWISE, TO THE MAXIMUM EXTENT PERMITTED BY LAW. NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, CUSTOMER ASSUMES ALL RISK ASSOCIATED WITH NOT OBTAINING ANY REQUIRED RIGHTS TO OTHER IP OR APPLICATION SPECIFIC IP (EXCEPT TO THE EXTENT RIGHTS UNDER NIPT APPLICATION SPECIFIC IP ARE CONFERRED UPON PURCHASE).

4.4.    Supplied Products. The Supplied Products are labeled For Research Use Only (“RUO”). Customer acknowledges that, unless expressly stated otherwise in writing by Illumina, no Supplied Product has been subjected to any conformity assessment or other regulatory review or certified, approved or cleared by any regulatory entity or conformity assessment body, whether foreign or domestic (including without limitation the United States Food and Drug Administration), or otherwise reviewed, cleared or approved under any Law for any purpose, whether research, commercial, diagnostic or otherwise. Illumina agrees to comply with all applicable Laws and regulations when storing and shipping Supplied Product for Customer. Customer agrees to comply with all applicable Laws and regulations when using, maintaining, storing and disposing of Supplied Product. In the event any Supplied Product added to this Agreement after the Effective Date has been certified, approved or cleared by a regulatory agency, including without limitation the FDA, then it may be subject to additional terms and conditions of sale and this Agreement will be amended as may be necessary.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

4.5.    Regulatory Approvals. Customer, and not Illumina, is responsible for obtaining any and all Regulatory Approvals. Customer shall also have sole and exclusive control over any and all matters pertaining to the commercialization of any products for which it obtained Regulatory Approval, subject in all cases to Illumina’s rights under this Agreement and Customer’s obligations under this Agreement. Customer agrees to promptly disclose to Illumina any communication that it receives from a government body, agency, or other regulatory or accrediting body pertaining to the Supplied Products or Customer’s use of the Supplied Products, and Illumina agrees to disclose to Customer any communication that it receives from a government body, agency, or other regulatory or accrediting body that specifically names Customer.

4.6.    Regulatory Appropriate Product.

a.    In the event Illumina reasonably determines that it is not proper under applicable Law to continue to sell to customers, including Customer, one or more Supplied Products for use in particular test(s) or application(s) within Customer Use, then the Parties shall amend this Agreement accordingly to reflect such determination and use provision.

b.    If Illumina makes regulatory-cleared or -approved (e.g., FDA-cleared or FDA-approved) IVD products available for use in one or more applications within Customer Use, and Illumina makes any such IVD product available for purchase by Customer under this Agreement pursuant to Section 4.4, then if Customer had been purchasing Consumables for use in performing its own Laboratory Developed Test for the same application as the IVD product, then Customer will make a good faith determination whether to purchase the IVD product for that application or to continue purchasing Consumables for use in performing its own Laboratory Developed Test for that application. If Customer chooses to purchase the IVD product, then Illumina will, at that time, provide Customer with a period of [***] to transition from use of those Consumables that Customer was using for the relevant application(s), to use of such IVD product (unless a shorter time period for transition is required by Law, in which case, within that shorter time period). Upon Customer’s request, the Parties will work together in good faith to coordinate Customer’s transition to the IVD product or other product or combination of products as necessary. Notwithstanding anything in this Agreement to the contrary, if Illumina reasonably determines it is improper under applicable Law, on the basis of a Regulatory Event and through no fault of Illumina, for Illumina to continue to supply Consumables for use in an application for which Illumina has made available for purchase an IVD product for that application, then Illumina shall not have any further obligation under this Agreement to supply such Consumables to Customer for use in that application.

4.7.    Manufacturing Operations. Illumina shall conduct the manufacturing operations under its direct control pertaining to Supplied Products hereunder in a safe and prudent manner, in compliance with all applicable laws and regulations (including, but not limited to, those dealing with occupational safety and health, those dealing with public safety and health, those dealing with protecting the environment, and those dealing with disposal of wastes).

4.8.    Recalls and Seizures. Each Party shall keep the other Party promptly informed of any notification or other information, whether received directly or indirectly, which is reasonably likely to result in the recall or seizure of Supplied Product. If Illumina determines that it is necessary to recall any Supplied Product, it shall promptly notify Customer in the same manner as it notifies its other customers of Supplied Product.

V. TG CONSUMABLES - ADDITIONAL TERMS AND CONDITIONS

5.1.    Expiry Date; Single Lot Shipments/ Kit Lot Testing for TG Consumables.

a.    Expiry Date for TG Consumables. Illumina shall ensure that TG Consumables shall have an expiry date that is no less than [***] at the time of shipment. Expiry date will be pre-printed on the TG Consumable packaging.

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b.    Single Lot Shipments. Illumina shall ensure each shipment of a given TG Consumable supplied under this Agreement includes only such TG Consumable manufactured from the same lot.

c.    Kit Lot Testing. Illumina shall test each component reagent that comprises a given TG Consumable supplied under this Agreement, together with the other component reagents of that TG Consumable to ensure their functionality, unless sufficient data are available to demonstrate that a given component reagent, or component reagents, if quality tested independently, does not affect performance of the TG Consumable.

d.    Certificates of Analysis. Illumina shall provide a Certificate of Analysis for each lot of TG Consumables sold to Customer under this Agreement. In testing TG Consumables, Illumina will provide testing information that Illumina deems appropriate to report quality of each lot of TG Consumables.

5.2.    Forecasts for TG Consumables. Customer shall, no later than [***], provide a written non-binding forecast detailing the estimated quantity of TG Consumables, on a TG Consumable-by-TG Consumable basis, that Customer requires during the following [***].

5.3.    TG Consumable Lead Time. Subject to the terms and conditions of this Agreement, if a Purchase Order for TG Consumables is submitted (a) by [***], the first shipment of TG Consumables on the Purchase Order will be no earlier than [***] from the date the Purchase Order is accepted by Illumina and (b) after the [***], the first shipment of TG Consumables on the Purchase Order will be no later than [***] from the date the Purchase Order is accepted by Illumina.

5.4.    Payment Instead of Taking TG Consumable. The type and quantity of TG Consumables required by Customer on a Purchase Order are manufactured by Illumina only after receipt of Customer’s Purchase Order for those TG Consumables. Except with respect to the initial Purchase Order (Exhibit C), which may not be cancelled, Customer may cancel all or part of a Purchase Order for TG Consumables under this Agreement; provided that, Illumina reserves the right to charge Customer up to [***] of the purchase price of the canceled TG Consumables. Customer agrees to make payment on any and all invoices provided by Illumina for such charges in accordance with this Agreement.

5.5.    Availability of TG Version. With respect to Non-TG Consumables for which Illumina does not have a corresponding TG version (“TG Version”) generally available for purchase during the Term, at such time as Illumina does have a TG version generally available for purchase, Illumina will give Customer notice of the availability of that TG Version and at that time it shall automatically be added to Exhibit A of this Agreement and available for purchase by Customer. Notice may be by way of inclusion of the TG Version on a quote. Customer agrees that (i) within [***] of the date of such notice Customer will cease using the applicable Non-TG Consumables as Temporary Consumables for Clinical Use and NIPT Use, as applicable, (ii) it will promptly modify or cancel existing open Purchase Orders (without being subject to the charge set forth in Section 5.4) as needed so as to ensure that Customer will no longer receive the applicable Non-TG Consumables as Temporary Consumable after the date that is [***] after the date of the notice, unless Customer will use such Non-TG Consumables only for Research Use, and (iii) Customer will not place additional Purchase Orders for the applicable Non-TG Consumables as Temporary Consumable for Clinical Use and NIPT Use, as applicable, after receipt of such notice.

5.6.    Temporary Consumables. Subject to the terms and conditions of this Agreement, if Non-TG Consumables are supplied under this Agreement as Temporary Consumables, then those Non-TG Consumables shall, solely for the purposes of Clinical Use and NIPT Use, as applicable, be considered to have the same Clinical Use and NIPT Use rights as TG Consumables.

5.7.    Discontinuation/Changes to Certain TG Consumables.

a.    TG Consumables will not be manufactured in their current configurations indefinitely as a result of product life cycle or other business considerations. Accordingly, a given TG Consumable may be phased out of production and no longer available and/or there may be a new, reconfigured, or repackaged version of a TG Consumable that embodies a material change to form, fit or function of such TG Consumable (such discontinued or materially changed TG Consumable is referred to as a “Discontinued Consumable”). Any product or combination of products that is intended by Illumina to replace such Discontinued Consumable shall be referred to as a “Substitute Consumable.” In some instances a Substitute Consumable may differ from the Discontinued Consumable through changes in one or more components that comprised the Discontinued Consumable (“Changed Components”). In other instances the Substitute Consumable may represent a complete change from the Discontinued Consumable (“Complete Change”).

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b.    In the case of a Discontinued Consumable that will have Changed Components, Illumina will use [***] efforts to make the Changed Components and instructions on how to modify the Discontinued Consumable in order to use the Changed Components available as soon as practical, but no later than [***] prior to the date that the Discontinued Consumable will no longer be available for purchase. Illumina will provide a [***] quantity of Changed Components free of charge to facilitate Customer’s validation efforts in support of the change.

c.    In the case of a Discontinued Consumable that will have a Complete Change, Illumina will use [***] efforts to make the Substitute Consumable available for purchase by Customer as soon as practical, but no later than [***] prior to the date that the Discontinued Consumable will no longer be available for purchase. Illumina will provide a [***] quantity of Substitute Consumable free of charge to facilitate Customer’s validation efforts in support of the change.

d.    Once a Discontinued Consumable is no longer available for purchase (either in the instance of a Complete Change or Changed Component), Illumina will give Customer written notice (which may be by way of quote) and the Substitute Consumable will automatically be added to this Agreement as a Consumable and the Discontinued Consumable will be removed. The price for a Substitute Consumable will be Illumina’s published list price for the Substitute Consumable. Use of Substitute Consumables shall be subject to the terms and conditions of this Agreement.

VI. PURCHASING; PAYMENT; DELIVERY

6.1.    Purchase Orders; Acceptance; Cancellation. Customer shall order Supplied Product using written purchase orders (“Purchase Order(s)”) submitted under and in accordance with this Agreement. Purchase Orders shall state, at a minimum, the Illumina catalogue number, the Illumina provided quote number (or other reference provided by Illumina), the quantity ordered, price, requested delivery date, and address for delivery, and shall reference this Agreement. All Purchase Orders shall be sent to the attention of Illumina Customer Solutions or to any other person or department designated by Illumina in writing. Illumina shall inform Customer in writing (including without limitation by an electronic order acceptance or rejection notice) of its acceptance or rejection of any Purchase Order within [***] of Customer’s submission of such Purchase Order. Unless a Purchase Order is rejected in writing by Illumina per the previous sentence, acceptance of a Purchase Order occurs upon the earlier of (a) such time when Illumina provides Customer a sales order confirmation, or (b) [***] following Customer’s submission of such Purchase Order. Purchase Orders submitted in accordance with this Agreement will not be unreasonably rejected by Illumina. Except as expressly stated in Section 5.4 (Payment Instead of Taking TG Consumables), all Purchase Orders accepted by Illumina are non-cancelable by Customer or Illumina and may not be modified without the prior written consent of both Parties.

6.2.    Shipping Terms; Title and Risk of Loss; Ship Date Changes.

a.    Shipping; Title, Risk of Loss. Unless otherwise agreed upon in writing, all shipments are made [***] at Customer’s address on the Purchase Order and [***] is responsible for freight and insurance which will be added to the invoice and paid by Customer, except that all shipments to member countries of the E.U. are made [***] at Customer’s address on the Purchase Order. In all cases, title (except for Software and third party software) and risk of loss transfers to Customer [***].

b.    Ship Date Changes. The latest ship date allowed for any Supplied Product under a Purchase Order is the date that is [***] after the date the Purchase Order was received by Illumina. Subject to the terms and conditions of this Agreement, Illumina will use [***] efforts, but makes no guarantee and does not undertake that it will be able, to accommodate Customer requests to bring forward the ship dates for Supplied Products on a Purchase Order.

6.3.    TG Consumable Ship Schedule. Each Purchase Order for TG Consumables must include a ship schedule, to be agreed to between Illumina and Customer prior to Illumina accepting that Purchase Order, that details the quantity of and type of TG Consumables (on a TG Consumable-by-TG Consumable basis) that Customer requires to be delivered in each calendar month that is covered by the Purchase Order.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

6.4.    Invoices; Payment; Taxes.

a.    Invoices and Payment. Illumina shall issue invoices upon shipment of Supplied Products or upon provision of Service Contracts, as applicable. Invoices shall be sent to Customer’s accounts payable department, or any other address designated by Customer in writing. All invoices are payable as of the date of invoice and payments by Customer on such invoices are due within [***] after Customer’s receipt of the invoice. Test Fees are due and payable as set forth on Exhibit B. Without limiting any remedies available to Illumina, any amounts not paid when due under this Agreement will accrue interest at the rate of [***]% per month, or the maximum amount allowed by Law, if lower. In the event of nonpayment, Illumina shall have the right to take any action allowed in Law in addition to any rights or remedies under this Agreement, including without limitation, [***] until all payments are made current. [***] Each Purchase Order is a separate, independent transaction under this Agreement, and all amounts due under any other Purchase Orders or other transactions with Illumina shall be paid by the Customer in full without any set-off, counterclaim, deduction or withholding. Customer agrees to pay for Supplied Products supplied, and for services provided including Service Contracts hereunder in accordance with the terms and conditions of this Agreement.

b.    Taxes. All prices and other amounts payable to Illumina hereunder are exclusive of and are payable without withholding or deduction for taxes, GST, VAT, customs duties, tariffs, charges or otherwise as required by Law from time to time upon the sale of the Supplied Product or provision of services, all of which will be added to the purchase price or subsequently invoiced to the Customer to gross up any payment in respect of which withholding or deduction is required to be made.

VII. PRODUCT WARRANTIES; REPRESENTATIONS AND FORWARD-LOOKING COVENANTS

7.1.    Illumina Warranty for Supplied Products. All warranties are made to and personal to Customer and may not be transferred or assigned to a third party, including an Affiliate of Customer. All warranties for Hardware are facility specific and do not transfer and are void if the Hardware is used at or moved to another facility, including moved to, between, or among facilities of Customer, unless Illumina conducts such move. All warranties for Consumables are facility specific and cannot be re-shipped, including re-shipments between or among facilities of Customer. The warranties set forth in this Agreement only apply to units of Supplied Products purchased under this Agreement. Warranty for Existing Hardware is as stated in the original terms of sale.

a.    Warranty for Consumables. Illumina warrants, except as expressly stated otherwise in this Agreement, that Consumables, other than custom Consumables:

(1) will conform to their Specifications until the later of (i) for TG Consumables, [***] from the date of shipment from Illumina and for Non-TG Consumables, [***] from the date of shipment from Illumina, and (ii) [***] by Illumina, but in no event later than [***] from the date of shipment;

(2) with respect to custom Consumables (i.e., Consumables, made by Illumina to specifications or designs provided to Illumina by, or on behalf of, Customer), Illumina only warrants that the custom Consumables will be made and tested in accordance with Illumina’s standard manufacturing and quality control processes. Illumina makes no warranty that custom Consumables will work as intended by Customer or for Customer’s intended uses.

b.    Warranty for Hardware. Illumina warrants that Hardware, other than Upgraded Components:

(1) will conform to the Specifications for a period of [***] after its shipment date from Illumina unless the Hardware includes Illumina-provided installation, in which case the warranty period begins on the date of installation or [***] after the date the Illumina Hardware was delivered, whichever occurs first (“Base Hardware Warranty”).

(2) Illumina warrants that Upgraded Components will conform to their Specifications for the longer of the Base Hardware Warranty or a period of [***] from the date the Upgraded Components are installed. Upgraded Components do not extend the Base Hardware Warranty.

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7.2.    Additional Representations and Warranties.

a.    Customer. Customer represents and warrants and covenants that (a) it owns, leases, or otherwise contractually controls the facilities in which Supplied Products will be used for Customer Use; (b) it has all rights and licenses necessary to purchase and use the Supplied Products for Customer Use; and (c) it will perform tests within NIPT Use and Clinical Use in a professional and workmanlike manner and in accordance with Law.

b.    Debarment. Illumina represents and warrants that, as of the Effective Date, it does not knowingly use, in any capacity in connection with the manufacture of Supplied Products or any service rendered to Customer, the services of any person debarred under the U.S. Generic Drug Enforcement Act, 21 USA §335a(k)(l) or who has been convicted of a crime as defined under the Generic Drug Enforcement Act.

c.    Organization. Each Party represents and warrants that it is (i) duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and (ii) duly qualified to do business in such jurisdiction.

d.    Power and Authorization. The execution, delivery and performance by each Party of this Agreement are within the power and authority of such Party and have been duly authorized by all necessary corporate action on the part of such Party and is a legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms.

e.    Authorization of Governmental Authorities. No action by (including any authorization, consent or approval), or in respect of, or filing with, any Governmental Authority is required for, or in connection with authorization, execution, or delivery by a Party of this Agreement.

f.    Contravention. Nothing in this Agreement knowingly contravenes or constitutes a default or violation of any provision of any agreement, commitment, or instrument to which a Party is a party as of the Effective Date.

7.3.    Exclusions from Warranty Coverage. The foregoing warranties in Section 7.1 shall not apply to the extent a non-conformance is due to (a) abuse, misuse, neglect, negligence, accident, improper storage, or use contrary to the Documentation (misuse includes use of a Consumable more than one time), (b) improper handling, installation, maintenance, or repair (other than by Illumina personnel), (c) unauthorized alteration, (d) an event of Force Majeure, or (e) use with a third party’s good not provided by Illumina (unless the applicable Documentation or Specifications expressly state such third party’s good is for use with it).

7.4.    Sole Remedy. The following states Customer’s sole remedy and Illumina’s sole obligations under the foregoing warranties.

a.    Consumables. Illumina will repair or replace (the choice being at Illumina’s sole discretion) the non-conforming Consumable. Repaired or replaced Non-TG Consumables come with a warranty of [***] after delivery of the repaired or replaced Consumable. Repaired or replaced TG Consumables come with a warranty that is the longer of [***] after delivery of the repaired or replaced Consumable or [***] or [***]. In no event will the warranty for repaired or replaced Consumables be later than [***] from the date of shipment. With respect to replaced TG Consumables, Illumina will use commercially reasonable efforts to provide replacement TG Consumables in Customer’s next scheduled shipment where single lot per shipment can be maintained.

b.    Hardware. Illumina will repair or replace (the choice being at Illumina’s sole discretion) the non-conforming Hardware. Hardware may be repaired or replaced with functionally equivalent, reconditioned, or new Hardware or components (if only a component of Hardware is non-conforming). If the Hardware is replaced in its entirety, or if only a component(s) is/are being repaired or replaced, the warranty period for the replacement Hardware is the longer of [***] from the date of its shipment or [***]. Replaced or repaired components do not extend the original Hardware warranty period.

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7.5.    Procedure. In order to be eligible for repair or replacement under this warranty Customer must (a) promptly contact Illumina’s customer support department to report the non-conformance, (b) cooperate with Illumina in the diagnosis of the non-conformance, and (c) return the Supplied Product, transportation charges prepaid, to Illumina following Illumina’s instructions or, if agreed by Illumina, grant Illumina’s authorized repair personnel access to this Supplied Product in order to confirm the non-conformance and make repairs.

7.6.    Third Party Goods. Illumina has no warranty obligations with respect to any goods or software originating from a third party, including without limitation, any such goods or software supplied to Customer under this Agreement. Third party goods or software are those that are labeled or branded with a third party’s name. The warranty for third party goods or software, if any, is provided by the original manufacturer. Illumina will cooperate with Customer in filing any warranty claims with such third parties.

7.7.    Limited Warranties. TO THE EXTENT PERMITTED BY LAW AND EXCEPT FOR THE EXPRESS LIMITED WARRANTIES FOR SUPPLIED PRODUCTS SET FORTH IN SECTION 7.1 OF THIS AGREEMENT, ILLUMINA MAKES NO (AND EXPRESSLY DISCLAIMS ALL) WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, WITH RESPECT TO THE SUPPLIED PRODUCTS, OR ANY SERVICES PROVIDED IN CONNECTION WITH THIS AGREEMENT, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY OF MERCHANTABILITY OR SATISFACTORY QUALITY, FITNESS FOR A PARTICULAR PURPOSE, CARE AND SKILL, NONINFRINGEMENT, OR ARISING FROM COURSE OF PERFORMANCE, DEALING, USAGE OR TRADE. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, ILLUMINA MAKES NO CLAIM, REPRESENTATION, OR WARRANTY OF ANY KIND AS TO THE UTILITY OF THE SUPPLIED PRODUCTS FOR CUSTOMER’S INTENDED USES.

VIII. CONFIDENTIAL INFORMATION

8.1.    Confidential Information; Confidentiality. The Parties acknowledge that a Party (the “Recipient Party”) may have access to confidential or proprietary information (“Confidential Information”) of the other Party (the “Disclosing Party”) in connection with this Agreement. In order to be protected as Confidential Information, information must be disclosed with a confidential or other similar proprietary legend and in the case of orally or visually disclosed information, the Disclosing Party shall notify the Recipient Party of its confidential nature at the time of disclosure and provide a written summary that is marked with a confidential or other similar proprietary legend to the Recipient Party within [***] (email acceptable). Confidential Information may include, but shall not be limited to, inventions, designs, formulas, algorithms, trade secrets, know-how, customer lists, cost and pricing information, business and marketing plans, and other business, regulatory, manufacturing and financial information. This Agreement, including its terms, including pricing, is Confidential Information. During the Term of this Agreement and for a period of [***] thereafter, the Recipient Party shall hold the Disclosing Party’s Confidential Information in confidence using at least the degree of care that is used by the Recipient Party with respect to its own Confidential Information, but no less than reasonable care. The Recipient Party shall disclose the Confidential Information of the Disclosing Party solely on a need to know basis to its employees, contractors, officers, directors, representatives, and those of its Affiliates, under written confidentiality and restricted use terms or undertakings consistent with this Agreement. The Recipient Party shall not use the Disclosing Party’s Confidential Information for any purpose other than exercising its rights and fulfilling its obligations under this Agreement. The Confidential Information shall at all times remains the property of the Disclosing Party. The Recipient Party shall, upon written request of the Disclosing Party, return to the Disclosing Party or destroy the Confidential Information of the Disclosing Party. Notwithstanding the foregoing, the Recipient Party may maintain one copy of the Disclosing Party’s Confidential Information to be retained by the Recipient Party’s Legal Department for archival purposes only.

8.2.    Exceptions. Notwithstanding any provision contained in this Agreement to the contrary, neither Party shall be required to maintain in confidence or be restricted in its use of any of the following: (a) information that, at the time of disclosure to the Recipient Party, is in the public domain through no breach of this Agreement or breach of another obligation of confidentiality owed to the Disclosing Party or its Affiliates by the Receiving Party; (b) information that, after disclosure hereunder, becomes part of the public domain by publication or otherwise, except by breach of this Agreement or breach of another obligation of confidentiality owed to the Disclosing Party or its Affiliate by the Receiving Party; (c) information that was in the Recipient Party’s or its Affiliate’s possession at the time of disclosure hereunder by the Disclosing Party unless subject to an obligation of confidentiality or restricted use owed to the Disclosing Party or its Affiliate; (d) information that is independently developed by or for the Recipient Party or its Affiliates without use of or reliance on Confidential Information of the Disclosing Party; or (e) information that the Recipient Party receives from a third party where such third party was under no obligation of confidentiality to the Disclosing Party or its Affiliate with respect to such information.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

8.3.    Authorized Disclosures.

a.    Disclosures Required by Law. The Recipient Party may disclose Confidential Information of the Disclosing Party as required by court order, operation of law, or government regulation, including in connection with submissions to regulatory authorities with respect to the Supplied Products; provided that, the Recipient Party promptly notifies the Disclosing Party of the specifics of such requirement prior to the actual disclosure, or promptly thereafter if prior disclosure is impractical under the circumstances, uses commercially reasonable efforts to limit the scope of such disclosure or obtain confidential treatment of the Confidential Information if available, and allows the Disclosing Party to participate in the process undertaken to protect the confidentiality of the Disclosing Party’s Confidential Information including, without limitation, cooperating with the Disclosing Party in its efforts to permit the Receiving Party to comply with the requirements of such order, law, or regulation in a manner that discloses the least amount necessary, if any, of the Confidential Information of the Disclosing Party.

b.    Potential Investors and Acquirers. Subject to the exception that follows in this Section 8.3(b), the Recipient Party may, upon at least three business days prior notice to the other Party, disclose the terms of this Agreement to bona fide potential or actual (i) acquirers, or permitted assignees, and (ii) to its current or prospective banks or other financial institutions or investors for the purpose of raising capital or borrowing money or maintaining compliance with agreements, arrangements and understandings relating thereto; provided that such disclosure is covered by terms of confidentiality and non-use at least as strict as those set forth herein. Notwithstanding the foregoing, [***].

8.4.    Injunctive Relief. Each Party acknowledges that any use or disclosure of the other Party’s Confidential Information other than in accordance with this Agreement may cause irreparable damage to the other Party. Therefore, in the event of any such use or disclosure or threatened use or threatened disclosure of the Confidential Information by a Receiving Party hereto, the Disclosing Party shall be entitled, in addition to all other rights and remedies available at Law, to seek injunctive relief against the breach or threatened breach of any obligations under this Article VIII.

8.5.    Disclosure of Agreement. Except as expressly provided otherwise in this Agreement, including Section 8.3(a) and (b), neither Party may disclose this Agreement, the terms and conditions of this Agreement, including any financial terms thereof, and the subject matter of this Agreement to any third party without the prior written consent of the other Party, which consent shall not be unreasonably withheld. Notwithstanding anything in this Agreement to the contrary, Customer acknowledges and agrees that Illumina and its Affiliates, as healthcare companies, may, if required by applicable Law, disclose this Agreement, its terms, its subject matter, including financial terms (including without limitation, Illumina’s compliance with Sunshine Act).

IX. LIMITATIONS OF LIABILITY; DISCLAIMERS; REPRESENTATIONS

9.1.    Limitation of Liability.

a.    EXCEPT WITH RESPECT TO LIABILITY ARISING FROM (1) INDEMNIFICATION OBLIGATIONS UNDER ARTICLE X, (2) BREACH OF ARTICLE VIII (CONFIDENTIAL INFORMATION), OR (3) INTENTIONAL BREACH OR INTENTIONAL MISCONDUCT UNDER THIS AGREEMENT, BUT OTHERWISE TO THE EXTENT PERMITTED BY LAW, IN NO EVENT SHALL EITHER PARTY OR ITS AFFILIATES BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, SPECIAL, INCIDENTAL, EXEMPLARY, CONSEQUENTIAL, OR PUNITIVE DAMAGES OF ANY KIND ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, INCLUDING WITHOUT LIMITATION DAMAGES ARISING FROM THE SALE OF ANY SUPPLIED PRODUCT TO CUSTOMER, USE OF ANY SUPPLIED PRODUCT BY CUSTOMER, ILLUMINA’S PERFORMANCE HEREUNDER OR ANY OF THE TERMS AND CONDITIONS OF THIS AGREEMENT, HOWEVER ARISING OR CAUSED AND ON ANY THEORY OF LIABILITY (WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY MISREPRESENTATION, BREACH OF STATUTORY DUTY OR OTHERWISE).

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

b.    EXCEPT WITH RESPECT TO LIABILITY ARISING FROM (1) ILLUMINA’S INDEMNIFICATION OBLIGATIONS UNDER ARTICLE X, (2) BREACH BY ILLUMINA OF ARTICLE VIII (CONFIDENTIAL INFORMATION), OR (3) ILLUMINA’S INTENTIONAL BREACH OR INTENTIONAL MISCONDUCT UNDER THIS AGREEMENT, BUT OTHERWISE TO THE EXTENT PERMITTED BY LAW, ILLUMINA’S TOTAL AND CUMULATIVE LIABILITY TO CUSTOMER ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY, MISREPRESENTATION, BREACH OF STATUTORY DUTY OR OTHERWISE, SHALL IN NO EVENT EXCEED THE AMOUNT RECEIVED BY ILLUMINA FROM CUSTOMER FOR PURCHASE OF SUPPLIED PRODUCTS AND PROVISION OF SERVICES UNDER THIS AGREEMENT (EXCLUDING THE ONE-TIME PAYMENT IN SECTION 2.3(c)) DURING THE 12 MONTHS PRECEDING THE DATE THE LIABILITY AROSE.

c.    EXCEPT WITH RESPECT TO LIABILITY ARISING FROM (1) CUSTOMER’S INDEMNIFICATION OBLIGATIONS UNDER ARTICLE X, (2) CUSTOMER’S BREACH OF ARTICLE VIII (CONFIDENTIAL INFORMATION), (3) CUSTOMER’S INTENTIONAL BREACH OR INTENTIONAL MISCONDUCT UNDER THIS AGREEMENT, AND (4) CUSTOMER’S PAYMENT OBLIGATIONS UNDER THIS AGREEMENT, BUT OTHERWISETO THE EXTENT PERMITTED BY LAW, CUSTOMER’S TOTAL AND CUMULATIVE LIABILITY TO ILLUMINA ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY, MISREPRESENTATION, BREACH OF STATUTORY DUTY OR OTHERWISE, SHALL IN NO EVENT EXCEED THE AMOUNT INVOICED BY ILLUMINA TO CUSTOMER FOR PURCHASE OF SUPPLIED PRODUCTS AND PROVISION OF SERVICES UNDER THIS AGREEMENT DURING THE 12 MONTHS PRECEDING THE DATE THE LIABILITY AROSE.

d.    THE LIMITATION OF LIABILITY IN THIS SECTION 9.1 SHALL APPLY EVEN IF ILLUMINA OR ITS AFFILIATES OR CUSTOMER AND ITS AFFILIATES HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LIABILITY, AND NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.    NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, INCLUDING WITHOUT LIMITATION, IN THIS ARTICLE IX, THIS AGREEMENT DOES NOT LIMIT LIABILITY OF CUSTOMER OR ITS AFFILIATES FOR (1) ANY INFRINGEMENT OF ILLUMINA INTELLECTUAL PROPERTY RIGHTS, INCLUDING WITHOUT LIMITATION, APPLICATION SPECIFIC IP (EXCEPT TO THE EXTENT RIGHTS UNDER CORE IP, OR CORE IP AND NIPT APPLICATION SPECIFIC IP, ARE CONFERRED ON CUSTOMER UPON PURCHASE OF EACH UNIT OF SUPPLIED PRODUCT AS EXPRESSLY STATED IN SECTION 3.1) OR (2) LIABILITY OF CUSTOMER FOR HARM FROM MISDIAGNOSIS, MISSED DIAGNOSES AND ACTIONS OR INACTIONS TAKEN AS A RESULT OF INFORMATION PROVIDED DIRECTLY OR INDIRECTLY BY CUSTOMER TO PATIENTS, PHYSICIANS, OR OTHER ENTITIES.

9.2.    Customer Agreements. Customer is not an authorized dealer, representative, reseller, or distributor of any of Illumina’s, or its Affiliates’, products or services. Customer (a) is not purchasing the Supplied Product on behalf of a third party, (b) is not purchasing the Supplied Product in order to resell or distribute the Supplied Product to a third party, (c) is not purchasing the Supplied Product in order to export the Supplied Product from the country in which Illumina shipped the Supplied Product pursuant to the ship-to address designated by Illumina at the time of ordering, and (d) will not export the Supplied Product out of such country in (c).

X. INDEMNIFICATION; INSURANCE

10.1.    Indemnity.

a.    Indemnification by Illumina for Infringement. Subject to the terms and conditions of this Agreement, including without limitation, Section 10.1(b) (Exclusions to Illumina Indemnification Obligations) , Section 10.1(c) (Indemnification by Customer), Section 10.1(d) (Conditions of Indemnifications), and Customer’s obligations pertaining to Other IP pursuant to Article IV (Intellectual Property Rights; Regulatory),

(i) Illumina shall defend, indemnify and hold harmless Customer, its Affiliates, and their respective officers, directors, representatives, employees, successors and assigns (Customer and each of the foregoing a “Customer Indemnitee”), from and against any and all liabilities and damages resulting from claims and causes of actions brought against a Customer Indemnitee by a third party (“Claim”), to the extent a Claim results from or arises out of:

(A) alleged infringement of any Intellectual Property Rights of any third party that pertain to or cover aspects or features of any Supplied Product(s) (or use thereof) without regard to (i.e., that is not particular to) any specific field(s) of use or specific application(s), as a result of Customer’s use of the Supplied Products in the Territory for Research Use, in accordance with all the terms and conditions of this Agreement,

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

(B) alleged infringement of any Intellectual Property Rights of any third party that pertain to or cover aspects or features of any Supplied Product(s) (or use thereof) without regard to (i.e., that is not particular to) any specific field(s) of use or specific application(s), as a result of Customer’s use of the Hardware, Software, TG Consumables, and Temporary Consumables when used in the Territory for Clinical Use, with specimens from the Collection Territory, in accordance with all the terms and conditions of this Agreement,

(C) alleged infringement of any Intellectual Property Rights of any third party that pertain to or cover aspects or features of any Supplied Product(s) (or use thereof) without regard to (i.e., that is not particular to) any specific field(s) of use or specific application(s), as a result of Customer’s use of the Hardware, Software, TG Consumables, and Temporary Consumables when used in the Territory for NIPT Use, with specimens from the Collection Territory, in accordance with all the terms and conditions of this Agreement,

(D) allegations that (1) the Supplied Products, when used by Customer to perform an Indemnified NIPT Test in the United States during the Term, or (2) the performance by Customer of an Indemnified NIPT Test in the United States during the Term, in each case (1) and (2) in accordance with the terms and conditions of this Agreement, infringe an issued patent within the Intellectual Property Rights of a third party, which patent covers (x) aspects or features of the Supplied Product(s), or (y) use of the Supplied Product(s) in accordance with its Documentation, in each case (x) and (y) only with regard to (i.e., that is particular to) NIPT Use; wherein (A), (B), (C) and (D) are separately and collectively referred to as an “Illumina Infringement Claim”), and

(ii) Illumina shall pay all settlements entered into, and all final judgments and costs (including reasonable attorneys’ fees) awarded against such Customer Indemnitee in connection with such Illumina Infringement Claim.

(iii) The foregoing obligation to indemnify, defend and hold harmless shall not be applicable for any claim or action brought by a third party who is or becomes or was an Affiliate of Customer.

(iv) If the Supplied Products or any part thereof become, or in Illumina’s opinion may become the subject of an Illumina Infringement Claim or action against Illumina (including its Affiliates) or Customer and/or any other Customer Indemnitee, Illumina has the right, at its option, to (A) procure for Customer the right to continue using such Supplied Products, (B) modify or replace such Supplied Products with substantially equivalent non-infringing substitutes, or (C) require the return of such Supplied Products that are or may become the subject of an infringement claim or action and terminate the rights, license, and any other permissions given hereunder with respect thereto, no longer be obligated to supply such Supplied Products hereunder, and refund to Customer the depreciated value (as shown in Customer’s official records) of the returned Supplied Product at the time of such required return; provided that, no refund will be given for used-up or expired Consumables. This Section (including without limitation Section 10.1(b) and other Sections referred to herein) states the entire liability of Illumina for any allegation of Customer infringement of third party Intellectual Property Rights, as well as Illumina’s entire obligation under this Agreement to indemnify, defend and hold harmless the Customer and other Customer Indemnitees.

An “Indemnified NIPT Test” is an NIPT Test (A) that is performed in the United States in accordance with the terms and conditions of this Agreement (B) using Hardware and TG Consumables or Temporary Consumables to prepare and sequence samples solely for NIPT Use and (C) is performed [***], and (D) that is covered by at least one Valid Claim and (E) for which a Test Fee was paid. For the avoidance of doubt, if an NIPT Test does not meet every one of (A), (B), (C), (D) and (E) then it is not an Indemnified NIPT Test. By way of example and not limitation, the following tests are not Indemnified NIPT Tests: [***]. A “Valid Claim” means a claim in an issued U.S. patent within NIPT Application Specific IP that has not expired, lapsed or been declared invalid by a final order (for which all appeal periods have passed and with respect to which there is no pending appeal) of a court of competent jurisdiction, or the United States Patent and Trademark Office (in the case of a United States patent).

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

(iii) The foregoing obligation to indemnify, defend and hold harmless shall not be applicable for any claim or action brought by a third party who is or becomes or was an Affiliate of Customer.

b.    Exclusions to Illumina Indemnification Obligation. Illumina shall have no obligation under Section 10.1(a), (or any obligation under this Agreement), to defend, indemnify or hold harmless any Customer Indemnitee or pay any settlements, final judgments or costs with respect to any Illumina Infringement Claim, to the extent such Illumina Infringement Claim is or arises from any one or more of:

(i) the use of the Supplied Products in any unauthorized or unpermitted manner or for any purpose outside the scope of the rights, license(s), or permissions (including scope of field of use or Intellectual Property Rights) conferred by Illumina upon Customer with respect to purchase of each unit of the Supplied Products in accordance with Section 3.1 (Authorized Uses of Supplied Products),

(ii) the use of the Supplied Products in any manner or for any purpose not in accordance with or described in the Specifications or Documentation,

(iii) the use of the Supplied Products in combination with any other products, materials, biomarkers, assay-specific protocols, or services not supplied by Illumina,

(iv) the use of the Supplied Products to perform any assay, method or other process not supplied by Illumina, including without limitation, tests (or parts thereof) developed by Customer or performed by Customer,

(v) Illumina’s compliance with specifications or instructions for Supplied Products furnished to Illumina by Customer or by a third party on behalf of Customer (e.g., custom goods),

(vi) the use of the Supplied Products in any manner or for any purpose that requires rights to Other IP or Application Specific IP to avoid infringing such rights, except to the extent NIPT Application Specific IP rights are conferred upon purchase of Supplied Product as expressly stated in Section 3.1,

(vii) Customer’s breach of any term, including breach of a representation or warranty or condition, made hereunder or included in this Agreement, wherein any use specified in (i), (ii), (iii) (iv), or (vi) is a use performed by Customer, its Affiliate, or a party to whom Customer or its Affiliate transfers Supplied Product (regardless of whether any such use or transfer is permitted under this Agreement) (each of (i) – (vii), is referred to as an “Excluded Claim”).

c.    Indemnification by Customer. Subject to the terms and conditions of this Agreement, including without limitation, indemnification by Illumina (Section 10.1(a) above), exclusions to Illumina’s indemnification obligations (Section 10.1(b) above) and conditions of indemnification obligations (Section 10.1(d) below), Customer shall defend, indemnify and hold harmless Illumina, its Affiliates, their licensors, and collaborators and development partners that contributed to the development of the Supplied Products, and their respective officers, directors, representatives, employees, successors and assigns (Illumina and each of the foregoing an “Illumina Indemnitee(s)”), from and against any and all liabilities and damages resulting from claims and causes of actions brought against an Illumina Indemnitee by a third party (each a “Claim Against Illumina), to the extent a Claim Against Illumina results from or arises out of:

(i) any action described in any Excluded Claim, including without limitation, any use or breach described therein,

(ii) any breach by Customer of any Customer warranties,

(iii) Customer’s failure to obtain and maintain any required Regulatory Approvals, and

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

(iv) Customer’s marketing, sale, and/or provision of services (including Customer’s provision of tests within NIPT Use) within Customer Use, and/or use of or putting into service the Supplied Products therefor, including without limitation, any actions (or inactions) taken by individuals who receive (directly or indirectly) results from Customer’s use of Supplied Product, or harm from misdiagnosis, missed diagnoses and actions or inactions taken as a result of information provided directly or indirectly by Customer to patients, physicians, or other entities, and

(v) Customer’s gross negligence or willful misconduct under this Agreement.

d.    Conditions of Indemnification. Illumina’s indemnification obligations for an Indemnified NIPT Test pursuant to Section 10.1(a)(i)(D) under this Agreement are subject to Customer’s compliance with the exclusivity terms in Section 2.2(d) of the Agreement. The Parties’ indemnification obligations under this Section 10.1 are subject to the Party seeking indemnification (i) notifying the other indemnifying Party promptly in writing of the claim, (ii) giving indemnifying Party exclusive control and authority over the defense of such claim, (iii) not admitting infringement of any Intellectual Property Right without prior written consent of the indemnifying Party, (iv) not entering into any settlement or compromise of any such action without the indemnifying Party’s prior written consent, and (v) providing all reasonable assistance to the indemnifying Party that the indemnifying Party requests and ensuring that its officers, directors, representatives and employees and other indemnitees likewise provide assistance (provided that indemnifying Party reimburses the indemnified Party(ies) for its/their reasonable out-of-pocket expenses incurred in providing such assistance). An indemnifying Party will not enter into or otherwise consent to an adverse judgment or order, or make any admission as to liability or fault that would adversely affect the indemnified Party, or settle a dispute without the prior written consent of the indemnified Party, which consent not to be unreasonably withheld, conditioned, or delayed.

e.    Third Party Goods. Notwithstanding anything in this Agreement to the contrary, Illumina shall have no indemnification obligations with respect to any goods or software originating from a third party, including without limitation, any such goods or software supplied to Customer under this Agreement. Third party goods are those that are labeled or branded with a third party’s name. Customer’s sole right to indemnification with respect to such third party goods or software shall be pursuant to the original manufacturer’s or original licensor’s indemnity, if any, to Customer, to the extent provided by the original manufacturer or original licensor.

10.2.    Insurance. Customer shall obtain and maintain insurance coverage as follows: (i) a policy for liability (including professional and errors & omissions) in the amount of no less than [***] per occurrence, and (ii) separately a policy for commercial general liability and public liability insurance in the amount of no less than [***], in the case of each of (i) and (ii) to protect the Illumina Indemnitees under the indemnification provided hereunder. Illumina shall be an additional insured on Customer’s insurance policy or policies and, upon request, Illumina shall be provided appropriate certificates of insurance. Such policies shall provide a waiver of subrogation against Illumina as an additional insured and contain no cross-liability exclusion. Customer agrees that the Parties intend that Customer’s insurance coverage will be primary over any other potentially applicable insurance. Customer shall ensure that any umbrella or excess liability coverage shall not treat the naming of Illumina as an additional insured as a coverage change that voids or terminates such coverage. Customer will not cancel or amend the policies without [***] prior written notice to Illumina. Customer shall maintain such insurance at all times during the Term and for a period of [***] thereafter.

XI. TERM AND TERMINATION

11.1.    Term. This Agreement shall commence on the Effective Date and terminate [***] thereafter unless otherwise terminated early as provided hereunder or extended longer by the mutual agreement of the Parties. The period from the Effective Date to the date the Agreement terminates or expires is the “Term.”

11.2.    Early Termination. Without limiting any other rights of termination expressly provided in this Agreement or under Law, this Agreement may be terminated early as follows:

a.    Breach of Provision. If a Party materially breaches this Agreement and fails to cure such breach within 30 days after receiving written notice of the breach from the other Party, the non-breaching Party shall have the right to terminate this Agreement with immediate effect by providing written notice of termination to the other Party. Notwithstanding the foregoing, and without limiting any other right or remedy of Illumina, breach by Customer of any term in Article III (Use Rights for Supplied Products) or Sections 4.1, 4.2 or 4.3 of Article IV (Intellectual Property Rights; Regulatory), under this Agreement, gives Illumina the right to seek injunctive relief and/or to terminate this Agreement with immediate effect upon written notice.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

b.    Bankruptcy and Insolvency. A Party may terminate this Agreement, effective immediately upon written notice, if the other Party becomes the subject of a voluntary or involuntary petition in bankruptcy, for winding up of that Party, or any proceeding relating to insolvency, receivership, administrative receivership, administration liquidation or company voluntary arrangement or scheme of arrangement with its creditors that is not dismissed or set aside within 60 days. In the event of any insolvency proceeding commenced by or against Customer, Illumina shall be entitled to cancel any Purchase Order then outstanding and not accept any further Purchase Order until bankruptcy or insolvency proceeding is resolved.

c.    Termination for Regulatory Standards. In the event that either Party is notified by a regulatory agency or government body, including without limitation the FDA or any foreign equivalent, or has a reasonable basis to believe, that its performance under this Agreement is illegal or violates any Law, then each Party has the right to terminate the part(s) of the Agreement negatively affected by such ruling, upon 10 days prior written notice to the other Party and Illumina has the right to cease supplying the affected Supplied Product.

d.    Termination by Customer for Convenience. In addition to any other rights and remedies available to Customer under this Agreement or at Law, Customer shall have the right, in its sole and absolute discretion, to terminate this Agreement for convenience in its entirety at any time during the Term, by giving 90 days’ prior written notice of such termination to Illumina, provided that if Customer exercises its right under Section 11.2(a) and provides Illumina written notice of breach thereunder, then Customer shall not have the right to exercise its right of termination under this Section 11.2(d), or provide written notice of termination hereunder, until after the last day of the cure period under Section 11.2(a) (whether or not Illumina cures the breach within the cure period.)

11.3.    Right to Cease Delivery. In addition to any other remedies available to Illumina under this Agreement or at Law, Illumina reserves the right to cease shipping Supplied Product to Customer immediately if Customer (a) uses the Supplied Product in any unauthorized or unpermitted manner, including without limitation, outside the scope of Customer Use (including the Intellectual Property Rights and field of use) expressly conferred to Customer in accordance with Section 3.1 (Authorized Uses of Supplied Products) of this Agreement, (b) fails to pay invoices when due, (c) breaches any term in Article III (Use Rights for Supplied Products) or Section 4.1, 4.2 or 4.3 Article IV (Intellectual Property Rights; Regulatory), (d) breaches any Customer representation or warranty made hereunder or (e) provides notice to Illumina in accordance with Section 11.2(c).

11.4.    Survival of Obligations. All definitions, all purchase commitments under open Purchase Orders, all payment obligations, Section 3.2 (Limitations on Customer Use; Excluded Activities), Article IV (Intellectual Property Rights; Regulatory), 5.4 (Payment Instead of Taking TG Consumable), non-cancellation of Purchase Orders under Section 6.1 (Purchase Orders; Acceptance; Cancellation), title and risk of loss under Section 6.2 (Shipping Terms; Title and Risk of Loss; Ship Date Changes), Articles VII (Representations, Warranties and Forward-Looking Covenants), VIII (Confidential Information), IX (Limitations of Liability; Disclaimers; Representations), X (Indemnification; Insurance), Section 11.4 (Survival of Obligations), and Article XII (Additional Terms and Conditions). With respect to use rights in Section 3.1, Customer has the right to use the units of Consumables supplied under this Agreement with Hardware and Existing Hardware until the expiration date of those Consumables. Termination or expiration of this Agreement shall not relieve the Parties of any liability or obligation that accrued hereunder prior to the effective date of such termination or expiration nor preclude either Party from pursuing all rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement, nor prejudice either Party’s right to obtain performance of any obligation.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

XII. ADDITIONAL TERMS AND CONDITIONS

12.1.    Governing Law; Jurisdiction. This Agreement and any dispute or claim arising out of or in connection with it or its subject matter or formation shall be governed and construed in accordance with the laws of the State of California, U.S.A., without regard to provisions on the conflicts of laws. Any legal process to resolve a dispute under this Agreement, including without limitation arbitration or court proceedings, shall take place in San Diego, California. The Parties agree that the United Nations Convention on Contracts for the International Sale of goods shall not apply to this Agreement, including any terms in Documentation. In Illumina’s sole discretion, any dispute, claim or controversy arising out of or relating to the breach, termination, enforcement, interpretation or validity of these terms and conditions, shall be determined by confidential binding arbitration conducted in the English language, (i) to be held in San Diego, California before one arbitrator who has at least 10 years of experience in handling disputes similar to the dispute to be arbitrated hereunder and administered by JAMS pursuant to the JAMS Comprehensive Arbitration Rule In all cases of arbitration hereunder each Party shall bear its own costs and expenses and an equal share of the arbitrator’s and administrator’s fees of arbitration; neither Party nor an arbitrator may disclose the existence, content, or results of any arbitration without the prior written consent of both Parties, unless required by Law; the decision of the arbitrator shall be final and binding on the Parties, provided that, the arbitrator shall not have the authority to alter any explicit provision of these terms and conditions; judgment on the award may be entered in any court having jurisdiction. This clause shall not preclude the Parties from seeking provisional remedies in aid of arbitration from a court of appropriate jurisdiction. Notwithstanding anything herein to the contrary, any claims or causes of action involving infringement, validity, or enforceability of a Party or its Affiliate’s Intellectual Property Rights are not subject to this arbitration clause.

12.2.    Illumina Affiliates; Rights of Third Parties. Customer agrees that Illumina may delegate or subcontract any or all of its rights and obligations under this Agreement to one or more of its Affiliates. Illumina invoices and other documentation may come from an Illumina Affiliate and Customer shall honor those just as if they came directly from Illumina. There are no third party beneficiaries to this Agreement and no term of this Agreement is enforceable under the Contracts (Rights of Third Parties) Act 1999 by a person or entity who is not a Party to this Agreement. The Parties to this Agreement may rescind or terminate this Agreement or vary any of its terms in accordance with their rights under this Agreement and by Law, without the consent of any third party.

12.3.    Legal Compliance. Nothing in this Agreement is intended, or should be interpreted, to prevent either Party from complying with, or to require a Party to violate, any and all applicable Laws. Should either Party reasonably conclude that any portion of this Agreement is or may be in violation of a change in a Law made after the Effective Date, or if any such change or proposed change would materially alter the amount or method of compensating Illumina for Supplied Products purchased by, or services performed for, Customer, or would materially increase the cost of Illumina’s performance hereunder, the Parties agree to negotiate in good faith written modifications to this Agreement as may be necessary to establish compliance with such changes and/or to reflect applicable changes in compensation necessitated by such legal changes, with any mutually agreed upon modifications added to this Agreement by written amendment.

12.4.    Severability; No Waiver; Rights and Remedies. If any provision or subsection of this Agreement is held invalid, illegal or unenforceable, it shall be enforced to the maximum extent permissible so as to effect the intent of the Parties, and the remainder of this Agreement will continue in full force and effect. The failure or delay of either Party to exercise any right or remedy provided herein or to require any performance of any term of this Agreement shall not be construed as a waiver, and no single or partial exercise of any right or remedy provided herein, or the waiver by either Party of any breach of this Agreement shall not prevent a subsequent exercise or enforcement of, or be deemed a waiver of any subsequent breach of, the same or any other term of this Agreement. Except as expressly provided in this Agreement, the rights and remedies of each Party under this Agreement are cumulative and not exclusive of any rights or remedies provided by Law.

12.5.    Assignment. Illumina may assign this Agreement, upon providing written notice thereof to Customer. Customer shall not assign or delegate this Agreement, or any rights or obligations under this Agreement, without the prior written consent of Illumina; except that, Customer may assign this Agreement, upon providing written notice thereof to Illumina, in the event of any merger, change of control, acquisition, consolidation, or sale of all or substantially all of the stock or assets involving Customer; provided that, in each such case, the assignee is not a Competitor Entity. “Competitor Entity” means (a) an entity that develops, manufactures, sells, or distributes high throughput sequencing systems used, or that could be used, for NIPT or (b) an entity about which a material public announcement (e.g., press release, industry conference presentation) has been made of a bona fide development program of the entity or its affiliate for a nucleic acid sequencing platform and the entity or its affiliate is engaged in such program.

12.6.    Export. Customer agrees that the Supplied Products, or any related technology provided under this Agreement, may be subject to restrictions and controls imposed by the United States Export Administration Act and the regulations thereunder (or the regulations and laws of another country). Notwithstanding anything to the contrary in this Agreement, Customer agrees not to export or re-export the Supplied Products, or any related technology into any country in violation of such controls or any other laws, rules or regulations of any country, state or jurisdiction.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

12.7.    Notices. All notices required or permitted under this Agreement shall be in writing, in English, and shall be deemed received only when (a) delivered personally; (b) 5 days after having been sent by registered or certified mail, return receipt requested, postage prepaid (or 10 days for international mail); or (c) 1 day after deposit with a commercial express courier specifying next day delivery or, for international courier packages, 2 days after deposit with a commercial express courier specifying 2-day delivery, with written verification of receipt. All notices shall be sent to the following or any other address designated by a Party using the procedures set forth in this Sub-Section:

If to Illumina:

Illumina, Inc.

5200 Illumina Way

San Diego, CA 92122

Attn: SVP Corporate Development

With a copy to: General Counsel

Illumina, Inc.

5200 Illumina Way

San Diego, CA 92122

Attn: General Counsel

If to Customer

Progenity, Inc.

4330 La Jolla Village Dr, Suite 200

San Diego, CA 92122

Attn: VP, Commercial Development

With a copy to:

Progenity, Inc.

4330 La Jolla Village Dr, Suite 200

San Diego, CA 92122

Attn: General Counsel

12.8.    Force Majeure. Neither Party shall be in breach of this Agreement nor liable for any failure to perform or delay in the performance of this Agreement attributable in whole or in part to any cause beyond its reasonable control, including but not limited to acts of God, fire, flood, tornado, earthquake, hurricane, lightning, any action taken by government or a regulatory authority, actual or threatened acts of war, terrorism, civil disturbance or insurrection, sabotage, labor shortages or disputes, failure or delay in delivery by Illumina’s suppliers or subcontractors, transportation difficulties, interruption or failure of any utility service, raw materials or equipment, or the other Party’s fault or negligence (each an event of “Force Majeure”). In the event of any such delay the delivery date for performance shall be deferred for a period equal to the time lost by reason of the delay. Notwithstanding anything in this Agreement to the contrary, Customer’s payment obligations are not affected by this provision except to the extent the Force Majeure affects financial institutions and, as a result, the financial institutions cannot complete the transaction necessary for Customer to satisfy its payment obligations.

12.9.    Entire Agreement; Amendment; Waiver. This Agreement represents the entire agreement between the Parties regarding the subject matter hereof and supersedes all prior discussions, communications, agreements, and understandings of any kind and nature between the Parties. The Parties acknowledge and agree that by entering into this Agreement, they do not rely on any statement, representation, assurance or warranty of any person or entity other than as expressly set out in the Agreement. Each Party agrees that it shall have no right or remedy (other than for breach of contract) in respect of any statement, representation, assurance or warranty (whether made negligently or innocently) other than as expressly set out in this Agreement. Nothing in this Section shall exclude or limit liability for fraud. No amendment to this Agreement will be effective unless in writing and signed by both Parties. No waiver of any right, condition, or breach of this Agreement will be effective unless in writing and signed by the Party who has the right to waive the right, condition or breach and delivered to the other Party.

12.10.    Relationship of the Parties. The Parties are independent contractors under this Agreement and nothing contained in this Agreement shall be construed as creating a partnership, joint venture or agency relationship between the Parties or, as granting either Party the authority to bind or contract any obligation in the name of the other Party, or to make any statements, representations, warranties or commitments on behalf of the other Party.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

12.11.    Publicity; Use of Names or Trademarks. Each Party shall obtain the prior written consent of the other Party on all press releases or other public announcements relating to this Agreement, including its existence or its terms, provided that a Party is not required to obtain prior written consent of the other Party for press releases or public disclosures that repeat information that has been previously publicly disclosed. Notwithstanding any of the foregoing, if required by Law, including without limitation by the U.S. Securities and Exchange Commission or any stock exchange or Nasdaq, then a Party may issue a press release or other public announcement regarding this Agreement, provided that the other Party has received prior written notice of such intended press release or public announcement and an opportunity to seek a protective order if practicable under the circumstances, and the Party subject to the requirement cooperates with the other Party to limit the disclosure and includes in such press release or public announcement only such information relating to this Agreement as is required by such Law to be publicly disclosed. The Parties will make all reasonable attempts to diligently and in good faith work together to redact this Agreement to a mutually acceptable extent in the event this Agreement is required by applicable Law to be made public (e.g., SEC filing). Neither Party shall use the name or trademarks of the other Party without the express prior written consent of the other Party.

12.12.    Headings; Interpretation; Miscellaneous. Sections, titles and headings in this Agreement are for convenience only and are not intended to affect the meaning or interpretation hereof. This Agreement has been negotiated in the English language and only the English language version shall control. Any translation of this Agreement into a non-English language is for convenience only. Whenever required by the context, the singular term shall include the plural, the plural term shall include the singular, and the gender of any pronoun shall include all genders. As used in this Agreement except as the context may otherwise require, the words “include”, “includes”, “including”, and “such as” are deemed to be followed by “without limitation”, whether or not they are in fact followed by such words or words of like import, and “will” and “shall” are used synonymously. Except as expressly stated, any reference to “days” shall be to calendar days, and “business day” shall mean all days other than Saturdays, Sundays or a national or local holiday recognized in the United States, and any reference to “calendar month” shall be to the month and not a 30 day period, and any reference to “calendar quarter” shall mean the first 3 calendar months of the year, the 4-6th calendar months of the year, the 7-9th calendar months of the year, and the last 3 calendar months of the year. Whenever the last day for the exercise of any privilege or the discharge of any duty hereunder shall fall on, or any notice is deemed to be given on a Saturday, Sunday, or national holiday, the Party having such privilege or duty shall have until 5:00 pm PST on the next succeeding business day to exercise such privilege or to discharge such duty or the Party giving notice shall be deemed to have given notice on the next succeeding business day. It is further agreed that no usage of trade, course of performance, or other regular practice between the Parties hereto shall be used to interpret or alter the terms and conditions of this Agreement, including without limitation, the scope of use rights for each unit of Supplied Product supplied under this Agreement. Ambiguities, if any, in this Agreement shall not be construed against any particular Party, irrespective of which Party may be deemed to have authored the ambiguous provision. Unless expressly stated otherwise in this Agreement, notification of changes to any Supplied Product, including but not limited to Consumables, Hardware, and Software is not provided. Nothing in this Agreement prevents or restricts Illumina from manufacturing, offering and selling Supplied Products to any third party or Affiliate for any use, or prevents or restricts Illumina and its Affiliates from using the Supplied Products for any use, even if any such use is competitive with Customer. Illumina is constantly innovating and developing new products or new versions of products. Accordingly, Illumina makes no guarantee that the specific products described in or referenced in this Agreement will be manufactured throughout the Term or for any specific period of time.

12.13.    Counterparts. This Agreement may be executed in one or more counterparts, and each of which shall be deemed to be an original, and all of which shall constitute one and the same instrument.

12.14.    Further Assurance; Costs. Except as expressly provided in this Agreement, each Party shall pay its own costs incurred in connection with the negotiation, preparation, and execution of this Agreement any documents referred to in it.

—Signature page to follow—

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their respective duly authorized representatives.

Customer: Progenity, Inc.		Illumina: Illumina, Inc.

By:	/s/ Harry Stylli	By:	/s/ Nicholas J. Nacierio
Name:	Harry Stylli	Name:	Nicholas J. Naclerio
Title:	Executive Chairman	Title:	SVP, Corporate Development

Date:	11/25/2014	Date:	11/24/2014

Signature Page to Supply & Service Agreement

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Third Amendment to Supply Agreement

This Third Amendment to the Supply Agreement (the “Third Amendment”) is effective as of the last date of signature between Illumina, Inc., a Delaware corporation having a place of business at 5200 Illumina Way, San Diego, CA 92122 (“Illumina”) and Progenity, Inc., having a place of business at 4330 La Jolla Village Drive, Suite 200, San Diego, CA 92122 (“Customer”). Customer and Illumina may be referred to herein as “Party” or “Parties.”

WHEREAS, the Parties entered into a Supply Agreement, dated November 26, 2014, and as amended on February 13, 2015 and November 1, 2015 (the “Agreement”);

WHEREAS, the Parties desire to further amend the Agreement by entering into this Third Amendment to enable an Affiliate of Customer to exercise rights under the Agreement; and

WHEREAS, for good and valuable consideration the Parties agree to amend the Agreement as follow:

1.	The last sentence of Section 2.1 is deleted in its entirety and replaced with the following:

“For the avoidance of doubt, this Agreement is made with and is personal to Customer and the rights and obligations regarding purchase and supply do not extend to Affiliates of Customer or any other Third Party except in the event of an authorized assignment in accordance with Section 12.5 of this Agreement or as expressly follows: Avero Diagnostics, a limited liability partnership (“Avero”) may exercise the rights granted to Customer under this Agreement provided that (i) Avero remains wholly owned or controlled by Customer, (ii) Avero is bound by all restrictions, limitations, and obligations of Customer under this Agreement, including but not limited to payment of a Test Fee and exclusivity under Section 2.2, and (iii) Avero and Customer are jointly and severally liable for all acts and omissions of both Customer and Avero.

All capitalized terms not defined in this Third Amendment shall have the meaning ascribed to them in the Agreement. Except as expressly modified herein, the Agreement shall remain in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the Parties have signed this Third Amendment as of the dates indicated below,

ILLUMINA		CUSTOMER

By:	/s/ Jeffrey S. Eidel	By:	/s/ Howard Slutsky
Name:	Jeffrey S. Eidel	Name:	Howard Slutsky
Title:	VP. Corporate and Business Development	Title:	SVP
Date:	7/27/2017	Date:	7/28/2017

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AMENDMENT #8 TO THE SUPPLY AND SERVICE AGREEMENT

By and Between ILLUMINA, INC. and PROGENITY, INC.

This Amendment #8 to the Supply and Service Agreement (“Amendment #8”) is entered into and effective as of the last date of signature below (“Amendment #8 Effective Date”), by and between Illumina, Inc., a Delaware corporation having a place of business at 5200 Illumina Way, San Diego, CA 92122 (“Illumina”) and Progenity, Inc., a Delaware corporation having a place of business at 4330 La Jolla Village Drive, Suite 200, San Diego, CA 92122 (“Customer”). Illumina and Progenity may be referred to herein individually as a “Party” and collectively as the “Parties”.

WHEREAS, the Parties entered into the Supply and Service Agreement with an effective date of November 25, 2014, as amended thereafter on February 13, 2015, November 1, 2015, July 28, 2017, November 16, 2018, March 18, 2019, June 28, 2019, and July 31, 2019 (collectively the “Agreement”);

WHEREAS, the Parties wish to further amend the Agreement as described below.

NOW, THEREFORE, in consideration of the above premises and the mutual covenants contained herein, the Agreement is hereby amended as follows:

1.	Exhibit A is deleted in its entirety and replaced with the Exhibit A in Attachment 1 to this Amendment #8.

2.	The definition of “Off-Hardware Consumable” is herby deleted in its entirety and replaced with the following:

1.34 “Off-Hardware Consumable” means a consumable that is used to perform a process or step that is not performed on a sequencing or genotyping instrument. Non-limiting examples of Off-Hardware Consumables include [***].

3.	The definition of “On-Hardware Consumable” is herby deleted in its entirety and replaced with the following:

1.35 “On-Hardware Consumable” means a Consumable that is used to perform sequencing or genotyping on Hardware or Existing Hardware.

4.	The first sentence of Section 11.1 of the Agreement is hereby deleted in its entirety and replaced with the following:

“This Agreement shall commence on the Effective Date and terminate on June 30, 2022, unless otherwise terminated early as provided hereunder or extended longer by mutual agreement of the Parties.”

5.	The definition of “Temporary Consumable” is hereby deleted in its entirety and replaced with the following:

1.53.    “Temporary Consumable(s)” means Non-TG Consumables that Illumina has authorized in writing Customer to purchase under the Agreement and Amendment #8 for Customer Use. Illumina understands that Customer is not currently purchasing TG Consumables. In the event Customer wishes to purchase TG Consumables or Temporary Consumables, the Parties will discuss in good faith and add any agreed-upon Consumables to the Agreement via a signed amendment.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

6.	The definition of “Territory” is hereby deleted in its entirety and replaced with the following:

1.55.    “Territory” means [***].

7.	The last sentence of Section 2.1 is deleted in its entirety and replaced with the following:

For the avoidance of doubt, this Agreement is made with and is personal to Customer and the rights and obligation regarding purchase and supply do not extend to Affiliates of Customer or any other third party except in the event of an authorized assignment in accordance with Section 12.5 of this Agreement or as expressly follows: Avero Diagnostics, a limited liability partnership (“Avero”) may exercise the rights granted to Customer under this Agreement provided that (i) Avero remains wholly owned or controlled by Customer, (ii) Avero is bound by all restrictions, limitations, and obligations of Customer under this Agreement, including but not limited to payment of a Test Fee and exclusivity under Section 2.2, (iii) Avero and Customer are jointly and severally liable for all acts and omissions of both Customer and Avero, and (iv) Customer represents and warrants that it has the authority to bind and hereby does bind Avero to all restrictions, limitations, and obligations of Customer under this Agreement, including without limitation payment of a Test Fee and exclusivity under Section 2.2.

8.	Section 2.2(a) of the Agreement is hereby deleted in its entirety and replaced with the following:

a.

Supplied Products. The Supplied Products and any applicable Service Contracts, along with pricing and [***] are set forth on Exhibit A. [***] If no price for a Supplied Product or Service Contract is set forth in Exhibit A, then the Parties will agree to the price [***]. All prices and amounts payable under this Agreement shall be [***].

9.	Section 2.2(d) of the Agreement is hereby deleted in its entirety and replaced with the following:

d.

Exclusivity. In exchange for [***] under this Agreement, Customer agrees to exclusively use only the Illumina Consumables (for example, [***]) and Instruments for all NIPT Tests performed by Customer during the Term. Not withstanding the foregoing, the Parties agree that Customer can purchase [***]. In the event of any breach by Customer of the foregoing exclusivity provisions in this Section 2.2(d), Illumina’s sole and exclusive right and remedy, and Customers sole and exclusive liability, shall be for Illumina to [***] set forth on Exhibit A (following written notice to Customer and failure of Customer to cure such breach within [***] of such notice). Such [***] shall go into effect (absent a cure by Customer) with respect to [***]. In the event [***], the Parties would negotiate in good faith [***].

10.	Section 3.1(c) of the Agreement is hereby deleted in its entirety and replaced with the following:

c.

NIPT Use Rights. Subject to the terms and conditions of this Agreement, including payment of a Test Fee, Customer’s purchase of a Consumable under this Agreement confers upon Customer [***] to use that particular unit of Consumable with Hardware and Software for NIPT Use in Customer’s facility in the Territory, [***], and only in accordance with all terms and conditions pertaining to Supplied Products that are set forth in this Amendment #8 and the Agreement (including in Documentation and Specifications). The Parties agree that the preceding sentence is designed to and does alter the effect of the exhaustion of patent rights that would otherwise result if the sale was made without restriction.

11.	Section 3.2(b) of the Agreement is hereby deleted in its entirety and replaced with the following:

b.

Consumables; On-Instrument Consumables; Off-Instrument Consumables. Consumables and Hardware were specifically designed and manufactured to operate together. Customer acknowledges and agrees that (i) with respect to Off-Hardware Consumables used with Hardware and Software to perform tests within Clinical Use and Research Use it will use Consumables; (ii) with respect to On-Hardware Consumables used with Hardware and Software to perform tests within NIPT Use and Research Use it will use Consumables; (iii) with respect to Clinical Use the only On-Hardware Consumables it will use with Hardware and Software are TG Consumables or Temporary Consumables; (iv) it will not use Non-TG Consumables for Clinical Use (except to the extent applicable to Temporary Consumables); and (v) Customer is not granted any right under this Agreement to manufacture, or have manufactured, any reagent, Consumable or substitute therefor, even for use in place of an On-Hardware Consumable, even for its own use.

12.	Section 5.5 of the Agreement is hereby deleted in its entirety and replaced with the following new Section 5.5:

Availability of TG Version. With respect to Non-TG Consumables for which Illumina does not have a corresponding TG version (“TG Version”) generally available for purchase during the Term, and for which Illumina has authorized Customer to use as Temporary Consumables, at such time as Illumina does have a TG Version generally available for purchase, Illumina will give Customer notice of the availability of that TG Version and at that time Customer shall have the option to add that TG Version to Exhibit A to this Agreement. Notice may be by way of inclusion of the TG Version on a quote.    Customer agrees that within [***] of Customer receiving such notification, Customer will cease using the applicable Non-TG Consumables as Temporary Consumables for Clinical Use (ii) it will promptly modify or cancel existing open Purchase Orders (without being subject to the charge set forth in Section 5.4) as needed so as to ensure that Customer will no longer receive the applicable Non-TG Consumables as Temporary Consumable after the date that is [***] after the date of the notice, unless Customer will use such Non-TG Consumables only for Research Use or NIPT Use, and (iii) Customer will not place additional Purchase Orders for the applicable Non-TG Consumables as Temporary Consumable for Clinical Use after receipt of such notice.

11. Section 5.6 of the Agreement is hereby deleted in its entirety and replaced with the following new Section 5.6:

Temporary Consumables. Subject to the terms and conditions of this Agreement, if Non-TG Consumables are supplied under this Agreement as Temporary Consumables, then those Non-TG Consumables shall be considered to have the same Clinical Use rights as TG Consumables.

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12.	The definition of “Indemnified NIPT Test” set forth in Section 10.1(a)(iv) is hereby deleted in its entirety and replaced with the following:

An “Indemnified NIPT Test” is an NIPT Test (A) that is performed in the United States in accordance with the terms and conditions of this Agreement; (B) using Hardware and Consumables to prepare and sequence samples solely for NIPT Use; (C) is performed [***]; (D) that is covered by at least one Valid Claim; and (E) for which a Test Fee was paid. For the avoidance of doubt, if an NIPT Test does not meet every one of (A), (B), (C), (D) and (E) then it is not an Indemnified NIPT Test. By way of example and not limitation, the following tests are not Indemnified NIPT Tests: [***]. A “Valid Claim” means a claim in an issued U.S. patent within NIPT Application Specific IP that has not expired, lapsed or been declared invalid by a final order (for which all appeal periods have passed and with respect to which there is no pending appeal) of a court of competent jurisdiction, the United States Patent and Trademark Office.

13.	Section 10.1(a)(i)(C) is hereby deleted in its entirety and replaced with the following:

(C) alleged infringement of any Intellectual Property Rights of any third party that pertain to or cover aspects or features of any Supplied Product(s) (or use thereof) without regard to (i.e., that is not particular to) any specific field(s) of use or specific application(s), as a result of Customer’s use of the Hardware, Software, and Consumables when used in the Territory for NIPT Use, with specimens from the Collection Territory, in accordance with all the terms and conditions of this Agreement,

14.	Exhibit A is deleted in its entirety and replaced the new Exhibit A contained in Attachment 1 to this Amendment #8.

15.	Exhibit B is deleted in its entirety and replaced the new Exhibit B contained in Attachment 2 to this Amendment #8.

Except as modified in this Amendment #8, all other terms and conditions of the Agreement shall remain in effect as written.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment #8 to be executed by their respective duly authorized officers.

Illumina:		Customer:

By:	/s/ Mark Van Oene	By:	/s/ Howard Slutsky
Name:	Mark Van Oene	Name:	Howard Slutsky
Title:	Chief Commercial Officer	Title:	SVP

Date:	8/30/2019	Date:	8/30/2019